Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
1.INTRODUCTION
This Management Policy - Nomination, Compensation and Annual Performance Review is an essential instrument for Company Management, as it consolidates the guidelines, strategies, objectives and guiding criteria of the processes related to:
a)composition, selection and appointment of the Board of Directors, members of the Supervisory Board, members of the Advisory Committees of the Board of Directors, of the President, the Vice Presidents and Executive Officers;
b)Definition of the remuneration of the members of the Statutory Bodies, covering succession planning, attraction and retention of talent; and
c)performance review of the Board of Directors, members of the Supervisory Board, members of the Advisory Committees of the Board of Directors, the President, the Vice Presidents and Executive Officers (collectively and individually), promoting the development of their members, ensuring that the decision-making processes are increasingly qualified and safe.
In line with best market and corporate governance practices, as well as Copel’s values and mission, this document seeks to foster an environment of continuous innovation, essential to sustainable growth and the company’s competitiveness.
1.1 -SCOPE
The scope of this Policy is to consolidate the principles and guidelines adopted by Copel for the applicable matters of Nomination, Compensation and Annual Performance Review, as applicable, to the Board of Directors, members of the Supervisory Board, members of the Advisory Committees of the Board of Directors, President, Vice Presidents and Executive Officers.
1.2 -CONCEPTS
The terms used in this policy are conceptualized and organized in the Glossary of Concepts - Corporate Policies, which can be accessed on the Copel Sustainability Portal or on the Investor Relations website.
1.3 -PURPOSE
The purpose of this Management Policy - Nomination, Compensation and Annual Performance Review is to establish the guidelines linked to the standard and best practices to be adopted by the Company in relation to the topics applicable to Copel, its Wholly-owned Subsidiaries and subsidiaries, respecting its corporate processes. For purposes of this Policy, the group of these related companies will be referred to as Copel.
The guidelines are also applicable, as a recommendation, to joint subsidiaries, affiliated companies and other corporate interests, respecting their corporate processes.
2.1 -PRINCIPLES
a)Transparency: to make available to Stakeholders information that is of interest to them and not only that imposed by provisions of laws or regulations. Transparency should not be restricted to economic and financial performance, but also consider the other factors (including intangibles) that guide management action and that lead to the preservation and optimization of the organization’s value.
b)Equity: to provide fair and isonomic treatment of all partners and/or shareholders and other Stakeholders, taking into account their rights, duties, needs, interests and expectations.
c)Accountability: account for its performance in a clear, concise, understandable and timely manner, fully assuming the consequences of its acts and omissions and acting with diligence and responsibility within the scope of its roles.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	1

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
d)Corporate sustainability: ensure the economic and financial viability of the Company, in order to reduce the negative externalities of its business and its operations and increase the positive ones, taking into account, in its business model, the various capitals (financial, manufactured, intellectual, human, social, environmental, reputational, etc.) in the short, medium and long terms.
e)Due diligence: act in the interests of the Company with independence, intensity and agility, adopting the expected care and promptness, so as not to expose the organization to unnecessary risks.
f)Focus on the result: prioritize and establish strategies for realizing the company’s corporate purpose, with high performance, seeking to maximize value, generate profit, distribute dividends and maintain the Company’s economic and financial sustainability.
g)Diversity: recognize the importance of the diversity of backgrounds, qualifications, and experiences, including gender, age, and race.
h)Focus on perenniality: act to preserve and optimize the long-term economic value of the organization, facilitating its access to resources and contributing to the quality of management, the longevity of the organization and the common good.
i)Commitment with ESG: in relation to the topics covered, guide corporate actions towards responsible development and best practices, aligning stakeholder interests with the organization’s sustainable commitments.
CHAPTER 2: INDICATION
2.1 -PURPOSE
To establish guidelines for the nomination of the members of the Board of Directors, the members of the Supervisory Board, the members of the Advisory Committees, of the President, the Vice Presidents and Executive Officers of Copel.
The guidelines are also applicable, as a recommendation, to joint subsidiaries, affiliated companies and other corporate interests, respecting their corporate processes.
Copel considers the process of appointing members of the Board of Directors, members of the Supervisory Board, of the Advisory Committees of the Board of Directors, of the President, the Vice Presidents and Executive Officers, as a fundamental part of sustainable business management. In this context, the actions carried out on behalf of the Company and its Subsidiaries must contribute to the perenniality of Copel and be based on the principles of corporate governance of the Instituto Brasileiro de Governança Corporativa - IBGC, on its values, on the Code of Conduct and on the voluntary commitments to sustainable development, assumed by the Company.
2.2 -GUIDELINES
2.2.1 - Structure the process of nominating members of the Board of Directors, of the Supervisory Board, of the members of the Advisory Committees of the Board of Directors, of the President, of the Vice Presidents and Executive Officers of Copel seeking to combine the interest of the Company, of shareholders, managers and collaborators, valuing the appointment of qualified professionals, with notable experience (technical, professional, academic) and unblemished reputation, observing the requirements and prohibitions provided for in current legislation, in the Bylaws, in the Internal Regulations and in the other regulations of the Company.
2.2.2 - Prioritize, in the nomination of the members of the Board of Directors, of the Supervisory Board, of the members of the Advisory Committees of the Board of Directors, of the President, the Vice-Presidents and the Executive Officers, the complementarity of competencies, the diversity of training, qualifications and experiences and, also, the availability of time for the exercise of the position.
2.2.3 – Ensure that the members indicated have the profile required for the position, observing the strategic guidelines and performance expectations of the duties aspired for the respective positions of the Company in which they will operate.
2.2.4 - In the nomination, observe the diversity of gender, age, sexual orientation and gender identity, race and/or ethnicity, aiming to promote equal opportunities.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	2

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
2.2.5 - Structure a succession plan with the purpose of ensuring that replacements are scheduled, reducing the impacts on business continuity and perenniality of Copel.
2.3 -GENERAL PROVISIONS
2.3.1 - The nominees for the functions of members of the Board of Directors, of members of the Advisory Committees, of the President, Vice Presidents and Executive Officers of Copel, of its Whole-owned Subsidiaries and its direct or indirect equity interests, including other positions provided for in a shareholder agreement, must have the required profile for the position, prove compliance with the minimum requirements and non-compliance with the prohibitions provided for in the applicable legislation, in the Bylaws, Internal Regulations and other regulations of the Company, in addition to the additional requirements set forth in this Policy.
2.3.2 - The nominees for the Board of Directors, Supervisory Board, Advisory Committees of the Board of Directors, President, Vice-Presidents and Executive Officers must have a degree or post-graduate courses in similar areas, compatible with the duties of the respective bodies, as applicable.
2.3.3 - The nominees will act with maximum independence, defending the business of the company in which they will operate, aiming at sustainable development and the generation of value.
2.3.4 - In the process of nominating members to Advisory Committees to the Board of Directors, especially their coordinators, the training consistent with and/or proven experience with the duties of the body should be observed in the first place.
2.3.5 - When the nominee is an attorney, he/she shall, at the time of taking office, deliver a declaration of compliance with the Statute of the Legal Profession (Law 8,906/1994), in particular to Articles 28, 29 and 30, as the case may be (Annex III).
2.3.6 - In the nomination process, the integrity due diligence procedure of the members will be carried out (background check).
2.3.7 - The Board of Directors, members of the Supervisory Board, members of the Advisory Committees of the Board of Directors, of the President, the Vice-Presidents and the Executive Officers must update the registration form annually referring to items ‘C’, ‘D’ and ‘E’, pursuant to Appendix I, and must communicate in a timely manner to the Company whenever these items change.
2.3.8 - If the Board of Directors, Supervisory Board, members of the Advisory Committees of the Board of Directors, of the President, the Vice Presidents and the Executive Officers come across doubts regarding a possible new link that characterizes a potential conflict of interest, they should consult the Company.
2.3.9 - The documentation used to prove the requirements must be kept at the Company’s headquarters for a minimum period of five years, counted from the last day of the mandate.
2.3.10 - All nominations for members of the Board of Directors, members of the Advisory Committees of the Board of Directors, President, Vice Presidents, and Executive Officers of Copel and its Wholly-Owned Subsidiaries must be submitted for evaluation by the People Committee, in accordance with current legislation and Copel's Bylaws.
2.3.11 - The evaluation by the People Committee, as indicated in item 2.3.10 above, will be performed after receipt of complete documentation from the nominee, including personal documents, proof of experience, specific form (Appendix I and II) and background check report issued by the executive board responsible for governance, risk and compliance.
2.3.12 - The accumulation of positions on Boards of Directors and Executive Boards may not impair the regular exercise of the fiduciary duties of the Manager at the companies to which he or she is nominated, observing that up to 1/3 (one third) of the members of the Board of Directors may be elected to positions of Executive Office.
2.3.13 - Cases not covered will be submitted for review by the People Committee.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	3

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
2.4 -SPECIFIC PROVISIONS
2.4.1 - REQUIREMENTS FOR THE BOARD OF DIRECTORS, SUPERVISORY BOARD, ADVISORY COMMITTEES TO THE BOARD OF DIRECTORS AND TO THE EXECUTIVE BOARD
The following minimum qualifications are required:
a)not be prevented by special law, or convicted of a crime of bankruptcy, of prevarication, kickback or bribe, concussion, embezzlement, against the popular economy, public faith or property, or criminal penalty that prohibits, even temporarily, access to public office;
b)not be convicted of the penalty of temporary suspension or incapacity applied by the Comissão de Valores Mobiliários - CVM, which makes him or her ineligible;
c)not be a representative of the regulatory body to which the Company is subject;
d)not be a Minister of State, State Secretary or Municipal Secretary;
e)not hold a commission position in the federal public administration, directly or indirectly, without any permanent link to public service;
f)not be a statutory officer of a political party, even if discharged;
g)not hold a mandate in the Legislative Branch of any federative entity, even if discharged;
h)not be an individual who, within the past thirty-six (36) months, has served in the decision-making structure of a political party or has held a position in a labor union organization, structuring and executing an election campaign;
i)not have any form of conflict of interest with the company for which he or she was appointed;
j)not hold a position in a company that may be considered a competitor of Copel, in particular, on advisory, management or supervisory boards; and
k)prove the requirements by completing the registration form (Annex I or II).
2.4.2 - Independence requirements for member of the Board of Directors - BoD: An “independent director” is defined as such in the New Market Regulation and CVM (Comissão de Valores Mobiliários Resolution 80/2022, and those elected through the discretion provided for in §§ 4 and 5 of Article 141 of the Corporation Law.
2.4.2.1 - The following are considered impediments to the characterization of “independent director”:
a)be a controlling shareholder of the Company;
b)have the exercise of the vote at meetings of the Board of Directors restricted or bound by the Shareholders’ Agreement;
c)be the spouse, partner or relative, in a straight or collateral line, up to the second degree of the controlling shareholder, of a Manager or of a Manager of the controlling shareholder; and
d)be or have been in the last 3 (three) years, an employee or Executive Officer of the Company or of its controlling shareholder (“Grounds for Disqualification”).
2.4.2.2 - Once any of the Grounds for Disqualification have been verified, the candidate in question may be elected a member of the Board of Directors, but may not be characterized as an “independent director”.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	4

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
2.4.2.3 - If the nominee to “independent director” does not fulfill any of the Grounds for Disqualification, certain relationships of the candidate must also be analyzed that, due to their characteristics, magnitude and extent, may imply loss of independence:
a)be related by affinity, up to the second degree, to the controlling shareholder, the Company’s administrator or the controlling shareholder’s administrator;
b)have or have had a relationship of employment or of exercising a position of executive officer, in the last 3 (three) years, of affiliated, Controlled or jointly controlled companies;
c)have commercial relations, including the provision of services or supply of inputs in general, with the Company, its controlling shareholder or affiliated companies, Subsidiaries or under common control;
d)hold a position in a company or entity that has commercial relations with the Company or with its controlling shareholder that has decision-making power in the conducting of the activities of said company or entity;
e)receive other remuneration from the Company, its controlling shareholder, affiliated companies, subsidiaries or those under common control other than that relating to the performance as a member of the Board of Directors or Committees, its controlling shareholder, its affiliated companies, subsidiaries or those under common control, except cash proceeds arising from participation in the company’s share capital and benefits arising from supplementary pension plans; and
f)have founded the Company and have significant influence over it.
2.4.2.4 - The existence of the relationships contained in item 2.4.2.3 above does not necessarily imply the loss of independence. The nominee may be qualified as an “independent director” as to the magnitude, extent and specific characteristics of the relationship.
2.4.3 - Independence requirements for the Statutory Audit Committee - SAC: An “independent member” of the Statutory Audit Committee is defined as such in CVM Resolution 23/2021.
2.4.3.1 - In order to comply with the independence requirement, the member of the Statutory Audit Committee:
a)cannot be, or have been, in the last 05 (five) years:
i.executive officer or employee of the Company, its parent company, Subsidiary, affiliate or joint venture, whether direct or indirect; or
ii.partner, technical officer or work team member of the independent auditor; and
b)cannot be a spouse, direct or collateral line relative, up to the third degree, and by affinity, up to the second degree, of the persons referred to in item (i) above.
CHAPTER 3: COMPENSATION OF THE STATUTORY BODIES
3.1 -PURPOSE
To establish guidelines to be observed and applied in structuring the compensation of the members of the Statutory Bodies of Copel.
The guidelines are also applicable, as a recommendation, to joint subsidiaries, affiliated companies and other corporate interests, respecting their corporate processes.
3.2 -GUIDELINES
3.2.1 - Ensure that the compensation of the members of the statutory bodies, established by the General Meeting or by another maximum body with this attribution, of the company in which Copel holds a corporate stake, considers the applicable legislation, responsibilities, time dedicated to the functions, the necessary qualification and competence, as well as the inherent risks of each position.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	5

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
3.2.2 - Establish compensation practices that are aligned with market references, based on salary surveys, observing, among other characteristics, similar size to that of the Company, revenue, number of collaborators, scope, diversity and complexity, aiming to ensure the attraction and retention of professionals with the required competencies.
3.2.3 - Ensure that compensation practices consider short- and long-term incentive instruments, aimed at ensuring the attraction and retention of professionals with the required skills and values; avoiding the establishment of immediate and unsupported goals related to variable remuneration, that harm the organization over the long term, or, still, the creation of unattainable or inconsistent challenges, that induce the Board to expose the organization to extreme or unnecessary risks.
3.2.4 - Reinforce meritocracy, promoting a culture aligned with results, motivating the members of the Statutory Bodies to overcome results and create sustainable and long-term value for shareholders and other Stakeholders.
3.2.5 - Recommend to the BoD that the variable compensation structure include a brake and counterweight system that establishes the limits of action of those involved and prevents the same person from controlling the decision-making process and its respective inspection.
3.2.6 - Recommend to the BoD that the structure of the compensation of the members of the statutory bodies be included in the need to achieve the objectives and ESG goals stipulated by the Company, guiding performance and reinforcing the commitment to creating value in a sustainable way for shareholders and other Stakeholders.
3.2.7 - Align the priorities and efforts of the Executive Board and statutory bodies in order to add value to the Company, constantly seeking balance in relations with Stakeholders.
3.2.8 - Establish the practice of recovering variable remuneration (Clawback) and ensure that the Executive Directors, pursuant to NORM 040132 - Recovery of Eligible Variable Compensation, sign the Recognition and Acceptance Agreement referring to variable compensation eligible for recovery, according to Appendix I of said NORM.
3.3 -COMPENSATION GOVERNANCE - GENERAL PROVISIONS
3.3.1 - GENERAL COMPENSATION
3.3.1.1 - Pursuant to its Rules of Procedure, the People Committee - CDG has the prerogative to analyze, evaluate and recommend to the Board of Directors of Copel (Holding), strategic guidelines or improvements in the remuneration practices of the Company’s Statutory Bodies.
3.3.1.2 - The annual global remuneration of Statutory Body members will be fixed by the Company’s shareholders at a General Meeting, pursuant to article 152 of the Corporation Law or, for the cases of companies in which Copel holds a corporate stake, as the legislation or its corporate instruments define.
3.3.2 - VARIABLE COMPENSATION ELIGIBLE FOR RECOVERY (CLAWBACK)
3.3.2.1 - REIMBURSEMENT OF VARIABLE COMPENSATION ELIGIBLE FOR RECOVERY - If there is a need to recover eligible variable compensation, the rules contained in STANDARD 040132 - Recovery of Eligible Variable Compensation must be observed.
3.3.2.2 - DISCLOSURE REPORTS - All disclosures relating to this Policy shall be filed in accordance with the requirements contained in federal rules, regulations and/or laws governing matters related to securities trading, of Brazil or the United States, covering herein, any disclosures required by applicable rules issued by the Security Exchange Commission - SEC, a U.S. body equivalent to the CVM.
3.4 -COMPONENTS OF COMPENSATION - SPECIFIC PROVISIONS
3.4.1 - The total remuneration of the Executive Board consists of:
3.4.1.1 - Basic Compensation: Fixed portion (fees) that is intended to recognize and reflect the value of the position internally and externally, as well as the individual performance, experience, training and knowledge of the executive.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	6

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
3.4.1.2 - Short-term incentives: Variable portion defined with the objective of rewarding the achievement and exceeding of Company and/or individual goals, aligned with budget, strategic planning and market. It is linked to the performance of the Company and each Executive Board with respect to specific, predetermined quantifiable economic-financial, ESG and operational objectives that will capture the creation of short- and long-term value and in a sustainable manner for shareholders and other Stakeholders.
3.4.1.3 - Long-term incentives: Variable portion defined with the objective of rewarding the achievement and exceeding of Company and/or individual goals linked to the valuation of shares, to the proceeds declared and distributed by the Company and/or other performance metrics defined by the Board of Directors, predetermined quantifiable that will capture the creation of long-term value and in a sustainable manner for shareholders and other Stakeholders.
3.4.1.4 - Benefits: Supplementary installment composed of private pension plan, health plan and food aid (representation funds).
Note: If the President of the Company is elected as a member of the Board of Directors, he/she will not receive additional compensation for the position of member of the Board of Directors.
3.4.2 - The remuneration of the Board of Directors consists of:
a)basic compensation - fixed portion (fees).
b)long-term incentives - Portion defined with the objective of attracting and retaining talent capable of leveraging the Company’s success, as well as linking a significant portion of the remuneration to the Company’s long-term objectives.
c)benefits - supplementary portion composed of private pension plan and health plan.
3.4.3 - The remuneration of the Supervisory Board consists of:
a)basic compensation - fixed portion (fees).
b)benefits - supplementary portion composed of private pension plan and health plan.
3.4.4 - The remuneration of the Statutory Committees consists of:
a)basic compensation - fixed portion (fees).
b)benefits - supplementary portion composed of a proven pension plan and health plan.
Note 1: Coordinators and external members of the Statutory Committees will be compensated. The remaining members will also be entitled to the additional from the second participation in advisory committees.
Note 2: Members of the Board of Directors, the Supervisory Board and other Advisory Committees of the Board of Directors will be reimbursed by the Company for the expenses of travel, food and lodging, possibly necessary for the performance of their function.
CHAPTER 4: ANNUAL PERFORMANCE REVIEW OF STATUTORY BODIES
4.1 -PURPOSE
To establish the guidelines for the annual performance review process, individually and collectively, of the Board of Directors, the members of the Supervisory Board, the members of the Advisory Committees of the Board of Directors, the President, the Vice-Presidents and the Executive Officers of Copel.
The guidelines are also applicable, as a recommendation, to joint subsidiaries, affiliated companies and other corporate interests, respecting their corporate processes.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	7

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
4.2 -GUIDELINES
4.2.1 - The Annual Performance Review process must be applied annually, individually and collectively, to the members of the Board of Directors, the members of the Supervisory Board, the members of the Advisory Committees of the Board of Directors, the President, the Vice-Presidents and the Executive Officers and, exclusively, collectively, to the area responsible for the secretariat of governance bodies, complying with CVM regulations.
4.2.2 - The Annual Performance Review process considers the following methodology:
a)Qualitative Assessment: assessment through which evaluators express themselves on issues related to the role and involving individual motivations, behaviors, expectations, actions and experiences.
b)Quantitative Assessment: assessment carried out based on quantifiable numbers and information measured objectively in relation to the achievement of the individual and collective results of the Executive Board, in relation to the goals established in the management commitment.
4.2.3 - The attributions and responsibilities related to the Annual Performance Review of the Board of Directors, the Supervisory Board, the Advisory Committees of the Board of Directors, the President, the Vice-Presidents and the Executive Officers, provided for in the Internal Regulations of the respective bodies, are indelegable.
4.2.3 - The Chairman of the Board of Directors is responsible for coordinating the Annual Performance Review process.
4.2.4 - Throughout the Annual Performance Review process, the Company must:
a)continuously evaluate improvements in the performance of the management process with the support of external consulting observing best practices of governance.
b)participate in all stages of the performance management process of the Board Members, of the members of the Advisory Committees, the President, the Vice Presidents and the Executive Officers.
c)submit the methodology of the annual performance review process as well as its work plan to the prior approval of the Copel Holding Board of Directors.
d)ensure that the final outcome of the review process is communicated to the BoD with key strengths, opportunities for improvement and recommendations for the preparation of the development plans.
e)ensure that the result of the individual assessment is forwarded by consultation to the respective evaluated member, the president of the body in which it operates and the president of the BoD, in order to preserve its integrity.
f)ensure that the individual assessments of the executive board are forwarded by consultation to the respective evaluated member, the Company’s CEO and the chairman of the BoD.
g)ensure that the results of the performance review are an instrument to guide the planning of the development of the Company’s bodies and administrators.
h)ensure the independence of the assessment through external consultation.
4.3 -GENERAL PROVISIONS
4.3.1 - The Annual Performance Review process aims to improve management efficiency and to improve Copel governance.
4.3.2 - The participation of the Board of Directors, the Supervisory Board, the members of the Advisory Committees of the Board of Directors, the President, the Vice-Presidents and the Executive Officers is a mandatory condition, and their commitment is essential for the success of the review process.
4.3.3 - The analysis of the results of the individual and collective review must result in actions for the improvement of the body and for the development of its members, in order to contribute to the fulfillment of their duties and responsibilities, in line with Copel’s strategic benchmark.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	8

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
4.3.4 - The presidents and/or coordinators of the Statutory Bodies will be responsible for analyzing the results of the individual and collective evaluation and the resulting preparation of continued development plans.
4.3.4 - Everyone involved in the Annual Performance Review process must be committed to the guiding principles of the Copel Code of Conduct.
5. SPECIFIC LEGISLATION RELATED TO THE SUBJECT
The laws and regulations that directly affect Copel’s Corporate Policies are organized in the Glossary of Legislation, which can be accessed on the Copel Sustainability Portal or on the Investor Relations website.

It updates NPC 0315 of 09/20/2023, and incorporates the content of NPC 0319 Annual Performance Review Policy of Statutory Bodies of 07/12/2022 and NPC 0321 Remuneration Policy of Statutory Bodies of 12/13/2023.

This Policy was approved at the 267th Ordinary Meeting of the Board of Directors (ROCAD, Reunião Ordinária do Conselho de Administração), dated 10/15/2025.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	9

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
ANNEX I

REGISTRATION FORM
Verification of the legal and statutory requirements and prohibitions required for the appointment of Directors (executive officer and member of the board of directors), members of the Supervisory Board and members of Committees of the Company, of its wholly-owned subsidiaries and of their direct or indirect corporate interests.

A.GENERAL DATA

1. Full Name:	2. Gender: ( ) M (.......) F
3. CPF Cadastro de Pessoas Físicas [Individual Taxpayer Registry]):	4. RG (Registro Geral [Identification Card No.]):	5. Voter Card:
6. Personal address:
7. Work Address:
8. Personal phone:	9. Work Phone:
10. Email:
11. Marital Status:	Spouse’s Name:
12. Position for which you have been referred: ( ) Holder ( ) Alternate ( ) Board of Directors ( ) Executive Board ( ) Supervisory Board ( ) Advisory Committee. Specify ( ) Other positions. Specify:
13. Company to which you have been referred:
B.PROFESSIONAL EXPERIENCE

14. Do you have academic training compatible with the position for which you were appointed, including undergraduate or graduate degree recognized or accredited by the Ministry of Education?	YES	NO

15. What is your academic background?
16. Do you have notable knowledge compatible with the position for which you were appointed?	YES	NO

17. Are you a resident of Brazil?

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	10

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025

18. Have you, for a minimum period of 3 (three) years, held the position of member of the Supervisory Board or manager in the company?
19. Does you comply with the requirements of the Company’s Bylaws, which were read and verified by the nominee?
C.STATEMENTS

The nominee declares, under penalty of the law, that they do not fall under any of the grounds for disqualification or impediment provided for in Federal Supplementary Law No. 64/1990, in CVM Resolution No. 80/2022 and in the Corporation Law, listed below:
Are you in line?
	YES	NO
I - are you a representative of the regulatory body to which the Company is subject?
II - are you a Minister of State, State Secretary or Municipal Secretary?
III - are you a commission holder in the federal public administration, directly or indirectly, with no permanent link to public service? (applies to the servant or retired public employee who holds a commission position in the direct or indirect state public administration)

IV - are you a statutory officer of a political party, even if discharged?
V - are you the holder of a mandate in the Legislative Branch of any federative entity, even if discharged?
VI - are you someone who, within the past thirty-six (36) months, has served in the decision-making structure of a political party?
VII - are you someone who acted, in the last 36 (thirty-six months), in work linked to the organization, structuring and carrying out of an electoral campaign?
VIII - are you someone who holds a position in a trade union organization?
IX - are you an individual (or 3rd degree relative) who has signed a contract or partnership, as a supplier or buyer, applicant or offeror, of goods or services of any nature with the Company?
X - are you a person who has or may have any form of conflict of interest with the company for which you were referred?
XI - are you an unenlistable or illiterate person?
XII - were you ever criminally convicted, in a final decision judged or handed down by a collegiate judicial body, having fulfilled the penalty or ended the fulfillment of the penalty, in the last 8 (eight) years?
1. against the popular economy, the public faith, public administration and public property; 2. against private equity, the financial system, the capital market and that which is provided for in bankruptcy law; 3. against the environment and public health; 4. elections, for which the law imposes a penalty depriving you of freedom; 5. abuse of authority, where there is a conviction for loss of office or inability to exercise a public function; 6. of laundering or concealing goods, rights and values; 7. of narcotic trafficking and related drugs, racism, torture, terrorism and heinous crimes; 8. of reduction to a condition analogous to that of slavery; 9. against sexual life and dignity; and 10. perpetrated by a criminal organization, gang or group.

XIII - are you someone who has been prevented by special law, or convicted of a bankruptcy crime, of prevarication, kickback or bribe, concussion, embezzlement, against the popular economy, public faith or property, or criminal penalty that prohibits, even temporarily, access to public office?

XIV - in the last 5 years have you been convicted in any administrative proceedings by the Securities and Exchange Commission, the Central Bank of Brazil or the Superintendence of Private Insurances? If yes, specify the penalties applied.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	11

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025

XV - in the last 5 years, have you been convicted in a final judgment in the judicial sphere or been the object of a final administrative decision, which suspended or disabled you from the practice of any professional or commercial activity?

XVI - do you hold a position in a company that may be considered a competitor of the Company, in particular, on advisory, management or supervisory boards? If yes, specify:
D.VERIFICATION OF THE CLASSIFICATION OF THE NOMINEE AS AN INDEPENDENT MEMBER OF THE BOARD OF DIRECTORS - CRITERIA

	YES	NO
I - Are you a direct or indirect controlling shareholder of the Company?
II - Are you linked to the Shareholders’ Agreement/ is your vote linked to the Shareholders’ Agreement?
III - Are you the spouse, partner, relative (in a direct or collateral line, up to the 2nd degree) (a) of the Company’s controlling shareholder, (b) of the Company’s administrator or (c) of the controlling shareholder’s administrator?

IV - Are or were you, in the last 3 (three) years, an employee or director of the Company or the controlling shareholder of the Company?
V - Are you a relative by marriage (up to 2nd degree) (a) of the Company’s controlling shareholder, (b) of the Company’s administrator or (c) of the controlling shareholder’s administrator?
VI - Were you an employee or executive officer (a) of affiliated companies of the Company (b), (b) of companies controlled by the Company (c) or of companies under common control of the Company in the last 3 years?

VII - Do you have commercial relations (a) with the Company, (b) controlling shareholder of the Company, (c) affiliated companies of the Company, (d) subsidiaries of the Company or (e) companies under common control of the Company?

VIII - Do you hold a position in a company or entity that has commercial relations with (a) the Company or (b) with the controlling shareholder of the Company that has decision-making power in the conducting of the activities of said company or entity?

IX - Do you receive other remuneration (a) from the Company, (b) from the Company’s controlling shareholder, (c) from the Company’s affiliates, (d) from the Company’s controlled companies, (e) from companies under common control of the Company (except that relating to being a member of the board of directors or of committees of the Company and cash proceeds arising from participation in the Company’s share capital and benefits arising from supplementary pension plans)?

X - Are you (a) a founder and (b) have significant influence over the Company?
E.OTHER INFORMATION

YES	NO
Is there any administrative or judicial dispute in which you appear as a plaintiff or defendant, which is a party to the company to which you are being referred, for the Company or any of its companies?
If yes, please specify:
__________________________________________________________________

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	12

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025

Do you hold the position of member of the (Board of Directors and Executive Board) or of the Supervisory Board in companies of the Copel Group?

If yes, indicate the position and company using the table below:

Position	Company	Paid
		YES	NO

The nominee shall attach to this Form the documents below that attest to the proof of the following information:
GENERAL DATA
■Copy of photo identification document, containing ID No. and CPF;
■Copy of the Voter’s Card; and
■Copy of proof of residence on behalf of the nominee, less than 90 days old.
ACADEMIC BACKGROUND
■Copy of the undergraduate degree (front and back);
■Copy of graduate certificate (front and back), if applicable; and
■Copy of the Professional Identity Card.
PROFESSIONAL EXPERIENCE
■Act of appointment and resignation, if any;
■Declaration of bond or term of possession, if any;
■Copy of the working papers (with the record of the activity exercised), if any;

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	13

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
■Updated curriculum (signed), with a description of proven experience in the functions provided for in the legislation; and
■Other documentation evidencing work experience.
Aware of the possible civil, administrative and criminal penalties, that any false statements may lead to, I affirm that the information provided and the attached proofs are accurate, true and without erasures of any kind.

____________________________ ________________________________
Location and date            Signature of the Nominee

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	14

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
ANNEX II

REGISTRATION FORM - MEMBER OF THE STATUTORY AUDIT COMMITTEE
Verification of the legal and statutory requirements and prohibitions required for the appointment of a member of the Statutory Audit Committee of Companhia Paranaense de Energia - Copel (Holding), its wholly-owned subsidiaries and its direct or indirect equity interests.

A.PROFESSIONAL EXPERIENCE

14. What is your academic background?
15. If appointed as a financial expert, verification of the requirement for experience in corporate accounting matters, in accordance with CVM Resolution 80/2022:	YES	NO
I - has knowledge of generally accepted accounting principles and financial statements;
II - has the ability to evaluate the application of these principles in relation to the main accounting estimates;
III - has experience preparing, auditing, analyzing or evaluating financial statements that have a level of coverage and complexity comparable to those of the Company;
IV - has an academic background compatible with the corporate accounting knowledge necessary for SAC activities;
V - has knowledge of internal controls and corporate accounting procedures;
B.STATEMENTS

The nominee declares, under penalty of the law, that he or she does not fall under any of the grounds for disqualification or impediment provided for in Supplementary Federal Law No. 64/1990, CVM Resolution No. 80/2022 and the Corporation Law, listed below:
Are you in line?
	YES	NO
I - are you a representative of the regulatory body to which the Company is subject?
II - are you a Minister of State, State Secretary or Municipal Secretary?
III - are you a commission holder in the federal public administration, directly or indirectly, with no permanent link to public service? (applies to the servant or retired public employee who holds a commission position in the direct or indirect state public administration)

IV - are you a statutory officer of a political party, even if discharged?
V - are you the holder of a mandate in the Legislative Branch of any federative entity, even if discharged?
VI - are you someone who, within the past thirty-six (36) months, has served in the decision-making structure of a political party?
VII - are you a person who has worked in the last thirty-six months in work linked to the organization, structuring and execution of an electoral campaign?
VIII - are you someone who holds a position in a trade union organization?
IX - are you an individual (or 3rd degree relative) who has signed a contract or partnership, as a supplier or buyer, applicant or offeror, of goods or services of any nature with the Company?
X - are you a person who has or may have any form of conflict of interest with the company for which you were referred?
XI - are you an unenlistable or illiterate person?

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	15

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025

XII - were you ever criminally convicted, in a final decision judged or handed down by a collegiate judicial body, having fulfilled the penalty or ended the fulfillment of the penalty, in the last 8 (eight) years?
1. against the popular economy, public faith, public administration and public property; 2. against private equity, the financial system, the capital market and those provided for in the law governing bankruptcy; 3. against the environment and public health; 4. electoral, for which the law provides for a penalty of freedom; 5. abuse of authority, in cases where there is a conviction for loss of office or inability to exercise public function; 6. laundering or concealment of assets, rights and values; 7. of narcotic trafficking and related drugs, racism, torture, terrorism and heinous crimes; 8. reduction to a condition analogous to that of slavery; 9. against sexual life and dignity; and 10. perpetrated by a criminal organization, gang or group

XIII - are you someone who has been prevented by special law, or convicted of a bankruptcy crime, of prevarication, kickback or bribe, concussion, embezzlement, against the popular economy, public faith or property, or criminal penalty that prohibits, even temporarily, access to public office?

XIV - in the last 5 years have you been convicted in any administrative proceedings by the Securities and Exchange Commission, the Central Bank of Brazil or the Superintendence of Private Insurances? If yes, specify the penalties applied?

XV - in the last 5 years, have you been convicted in a final judgment in the judicial sphere or been the object of a final administrative decision, which suspended or disabled you from the practice of any professional or commercial activity?

XVI - do you hold a position in a company that may be considered a competitor of the Company, in particular, on advisory, management or supervisory boards? If yes, specify:
* Only for positions in publicly traded companies
C.VERIFICATION OF THE NOMINEE’S STATUS AS AN INDEPENDENT MEMBER OF THE STATUTORY AUDIT COMMITTEE

Are you in line?
	YES	NO
I - Are you or have you been, in the last 5 years, a) director or employee of the Company, its parent, subsidiary, affiliate or company under common control, direct or indirect; (b) partner, technical officer or member of the work team of an independent auditor of the Company?

II - Are you the spouse, a relative in a direct or collateral line, up to the third degree, and by marriage, up to the second degree, of the people mentioned in the line above?
III - Are you an officer of the Company, its subsidiaries, parent company, affiliates, or entities under common control, whether direct or indirect?
IV - Do you occupy a reporting position or are you linked to the persons indicated in the line above, or to the Company’s controllers?

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	16

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
D.OTHER INFORMATION

		YES	NO
Is there any administrative or judicial dispute in which you appear as plaintiff or defendant, in which the Company to which you are being referred is a party, for the Company or any of its companies?

If yes, please specify:
______________________________________________________________________________

Do you hold the position of manager (Board of Directors and Executive Board) or of the Supervisory Board in a public company, mixed economy company or its subsidiaries?

If yes, indicate the position and company using the table below:

Position	Company	Paid
		YES	NO

The nominee shall attach to this Form the documents below that attest to the proof of the following information:
GENERAL DATA
■Copy of photo identification document, containing ID No. and CPF;
■Copy of the Voter’s Card; and
■Copy of proof of residence on behalf of the nominee, less than 90 days old.
ACADEMIC BACKGROUND
■Copy of the undergraduate degree (front and back);
■Copy of graduate certificate (front and back), if applicable; and
■Copy of the Professional Identity Card.

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	17

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
PROFESSIONAL EXPERIENCE
■Act of appointment and resignation, if any;
■Declaration of bond or term of possession, if any;
■Copy of the working papers (with the record of the activity exercised), if any;
■Updated curriculum (signed), with a description of proven experience in the functions provided for pursuant to legislation; and
■Other documentation evidencing work experience.
Aware of the possible civil, administrative and criminal penalties, that any false statements may entail, I affirm that the information provided and the attached proofs are accurate, true and without erasures of any kind.

_______________________ ________________________________________
Location and Date            Signature of the Nominee

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	18

Exhibit 97
NPC 0315 NOMINATION, COMPENSATION AND ANNUAL PERFORMANCE REVIEW POLICY CORPORATE GOVERNANCE
Version 5 of 11/12/2025
APPENDIX III

STATEMENT

I,     , registered with the OAB (Ordem de Advogados do Brasil [Brazilian Bar Association]) under no.     , due to the position(s) of administrator/adviser in the company(ies) belonging to the Copel economic group, DECLARE that I fully comply with the Statute of the Legal Profession, in particular Chapter VII dealing with the following incompatibilities:

Art. 28. The legal profession is incompatible, even in its own right, with the following activities:
III - occupants of positions or management functions in direct or indirect Public Administration Bodies, in their foundations and in their controlled companies or public service concessionaires;

Art. 30. Are prohibited from exercising the legal profession:
I - the employees of the direct, indirect and public foundation administration, against the Public Treasury that compensates them or to which the employer entity is linked;

    ,          of     .

_______________________________________________
Signature

Governance, Risk and Compliance Directorate (Diretoria de Governança, Risco e Compliance - DRC) Governance and Secretariat Superintendence (Superintendência de Governança e Secretaria - SGV)	19